Exhibit 2.2

ARTICLES OF MERGER

OF

THE VAPE STORE, INC., A FLORIDA CORPORATION

INTO

VAPORIN ACQUISITIONS, INC., A FLORIDA CORPORATION

Pursuant to the provisions of Chapter 607, Florida Statutes, Section 607.1105 of the Florida Business Corporation Act, the undersigned Florida corporations adopt the following Articles of Merger:

1. The Vape Store, Inc., a Florida corporation, whose address is 619 SE 9th Place, Cape Coral, Florida 33990, and Vaporin Acquisitions, Inc., a Florida corporation, whose address is 4400 Biscayne Boulevard, Suite 850, Miami, Florida 33137, being validly and legally formed under the laws of the State of Florida, have adopted the Plan of Merger (the "Plan of Merger") which is attached hereto as Exhibit A and which is hereby made a part hereof.

2. The Florida documents/registration number for the corporations are as follows:

a.	The Vape Store, Inc., a Florida corporation
Florida documents/registration number: P12000046892

b.	Vaporin Acquisitions, Inc., a Florida corpor
Florida documents/registration number: P14000063836ation

3. The name and address of the surviving corporation are as follows:

Vaporin Acquisitions, Inc., a Florida corporation 4400 Biscayne Boulevard, Suite 850 Miami, Florida 33137

4. The Plan of Merger shall become effective upon the filing of these Articles of Merger with the Department of State.

5. The Plan of Merger meets the requirements of Section 607.1105, Florida Statutes, and was approved and adopted on August 29, 2014 by the shareholders of each corporation in accordance with Chapter 607, Florida Statutes.

6. The corporations have obtained all shareholder, officer, and board of directors consents necessary to legally approve the Plan of Merger.

7. These Articles of Merger comply with and were executed in accordance with the laws of the State of Florida.

IN WITNESS WHEREOF, the undersigned have executed these Articles of Merger as of this 29th day of August, 2014.

VAPORIN ACQUISITIONS, INC., a Florida corporation
By:	/s/ Scott Frohman
Scott Frohman, its President

THE VAPE STORE, INC., a Florida corporation

By:	/s/ Christy Cantrell
Christy Cantrell, its President